UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Altaba Inc.

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FOR IMMEDIATE RELEASE

Altaba Announces Board Approval of Plan of Complete Liquidation and Dissolution

NEW YORK, April 2, 2019—(BUSINESS WIRE)—Altaba Inc. (“Altaba” or the “Fund”) (NASDAQ: AABA) today announced that the Fund’s Board of Directors (the “Board”) has approved the liquidation and dissolution of the Fund pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan”), subject to stockholder approval. The Fund intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to seek stockholder approval of the liquidation and dissolution pursuant to the Plan.

As previously disclosed in the Fund’s public filings with the SEC, the Fund’s investment objective is to increase the price per share at which it trades relative to the then-current value of the Fund’s underlying assets. The Fund seeks to do this by reducing the discount at which shares of the Fund’s common stock, par value $0.001 per share (the “Shares”), trade relative to the underlying value of its net assets while simplifying its net asset base and returning capital to its stockholders in ways that are accretive and increase stockholder value.

The Fund has pursued a number of strategies with the goal of achieving its investment objective, including by repurchasing the Shares, both in the open market and through an exchange offer of American Depository Shares (“ADSs”) of Alibaba Group Holding Limited (“Alibaba”) and cash for Shares, the simplification of the Fund through the disposition of assets (other than its position in Alibaba) and the resolution of certain actual and contingent liabilities, and through other means. After carefully considering the risks, timing, viability and potential impact on the Fund’s stockholders of additional strategies potentially available to the Fund to achieve its investment objective, as well as the recommendation of management, and in consultation with the Fund’s advisors, the Board unanimously determined that the liquidation and dissolution pursuant to the Plan is advisable and in the best interests of the Fund and its stockholders.

Thomas J. McInerney, Chief Executive Officer of the Fund, said, “Since June of 2017 we have taken a series of aggressive actions designed to drive shareholder value and these have yielded measureable results as our trading discount has narrowed and our stock has meaningfully outperformed a composite of its underlying assets. The right next action for shareholders is the Plan we are announcing today as it represents the most definitive step, generally within our control, that we could take to reduce the discount to net asset value at which our Shares trade.”

If the liquidation and dissolution pursuant to the Plan is approved by the Fund’s stockholders, the Fund expects to:

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sell or otherwise dispose of all of the remaining ordinary shares and ADSs of Alibaba (collectively, “Alibaba Shares”) held by the Fund (other than Alibaba ADSs, if any, to be distributed in kind) and its equity interests in Excalibur IP, LLC, to the extent any such assets have not been sold or disposed of by the Fund before the special meeting;

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make a pre-dissolution liquidating distribution to stockholders (in cash, Alibaba ADSs or a combination thereof), which the Fund currently expects will be made in the fourth quarter of 2019 and estimates will be in an amount between $52.12 and $59.63 per Share in cash and/or Alibaba ADSs (which estimates assume, among other things, an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution, of $177.00 per Alibaba Share);

•	file a certificate of dissolution with the Secretary of State of the State of Delaware;

•	after filing such certificate of dissolution, limit its operations and activities to those required to wind up our business affairs as required by law;

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follow the “safe harbor” procedures under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware to obtain an order from the Delaware Court of Chancery (the “Court”) establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise within five years of the date of dissolution (or such longer period of time as the Court may determine not to exceed ten years after the date of dissolution);

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as soon as practicable after the issuance of such Court order, pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves as required by the Court order; and

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thereafter, to the extent that the Fund’s actual liabilities and expenses are less than the amounts required to be held as security for its outstanding claims and expenses, distribute all of the Fund’s remaining assets in one or more liquidating distributions on a pro rata basis to or for the benefit of the Fund’s stockholders.

Prior to making any pre-dissolution liquidating distribution, the Fund plans to sell not less than a sufficient number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the maximum potential reserves that might be required by the Court to satisfy the Fund’s known, contingent and potential future claims and to fund the cash portion of such distribution. The Fund intends to sell no more than approximately 50% of the Alibaba Shares it holds prior to receiving stockholder approval of the liquidation and dissolution pursuant to the Plan and to sell its remaining Alibaba Shares after stockholder approval, except that any Alibaba Shares it does not need to sell to cover the reserve amounts may instead be distributed in kind. The Fund intends to sell its Alibaba Shares through open market transactions and/or through private dispositions not executed or recorded on a public exchange or quotation service. Regardless of the method chosen by the Fund, it currently intends to provide additional information upfront regarding the manner and timing that it expects to use or sell its Alibaba Shares.

The Fund currently estimates that the Fund could make total aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution referred to above, ranging between approximately $39.8 billion and $41.1 billion (approximately $76.62 and $79.22 per Share, respectively), which estimates assume, among other things, an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution, of $177.00 per Alibaba Share. Further details regarding anticipated future distributions will be disclosed in the Fund’s proxy materials to be filed in connection with the special meeting.

The amount distributable to stockholders may vary substantially from the estimated amounts above based on a number of factors, including the resolution of outstanding known and contingent liabilities, the possible assertion of claims that are currently unknown to the Fund and costs incurred to wind down the Fund’s business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan would not exceed the amount that a stockholder could have received upon sales of its Shares in the open market.

Upon the filing of a certificate of dissolution, trading in the Fund’s Shares on the Nasdaq Global Select Market will be suspended, and our Shares will thereafter be delisted. In addition, the Fund will close its stock transfer books, after which record holders of the Shares generally will be prohibited from transferring record ownership of their Shares (except by will, intestate succession or operation of law). The Fund will, however, request that, following such time, The Depository Trust Company (“DTC”) maintain records representing the right to receive any post-dissolution liquidating distributions, including any transfers of such rights. Consequently, the Fund expects that any transfers of such rights will be tracked by DTC.

The proxy statement to be filed in connection with the special meeting will contain important information regarding the Plan, including, among other things, the assumptions and qualifications applicable to the Fund’s estimates of the pre-dissolution liquidating distribution, the aggregate liquidating distributions the Fund expects to make, and the amounts of assets the Fund expects to withhold from such liquidating distributions. Stockholders of the Fund are urged to read the proxy statement and other relevant materials filed by the Fund with respect to the special meeting when they become available because they will contain important information about the Fund and the proposed liquidation and dissolution pursuant to the Plan.

The Fund’s management will conduct a corporate update conference call to discuss the liquidation and dissolution and the matters described in this press release on April 3, 2019 at 8:00 a.m. (Eastern time). Participants are encouraged to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: http://dpregister.com/10130105.

Those without internet access or unable to pre-register may dial in by calling:

Global Toll: 1-412-317-5413

USA Toll Free: 1-866-777-2509

An audio webcast will also be available for this call and can be accessed via the following link: https://services.choruscall.com/links/abmac190403.html.

For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for seven days, and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 Replay Code: 10130105.

About Altaba

Altaba is an independent, publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund’s assets primarily consist of a substantial position in Alibaba, which has become one of the world’s largest online retailers.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company, was renamed Altaba Inc., and began trading under the Nasdaq ticker symbol AABA.

Visit www.altaba.com for more information.

Investor Relations and Media Contact:

Abernathy MacGregor

Alan Oshiki

212-371-5999

altaba@abmac.com

Additional Information about the Dissolution and Where to Find It

In connection with the proposed liquidation and dissolution of the Fund pursuant to the Plan, the Fund intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. The Fund will mail the definitive proxy statement and a proxy card to each stockholder of the Fund entitled to vote at the special meeting relating to the proposed liquidation and dissolution pursuant to the Plan. STOCKHOLDERS OF THE FUND ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Fund with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Fund by contacting the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786.

Participants in the Solicitation

The Fund and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Fund’s stockholders in connection with the proposed liquidation and dissolution pursuant to the Plan. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Fund’s stockholders in connection with the proposed liquidation and dissolution pursuant to the Plan, and any interest they have in the proposed liquidation and dissolution pursuant to the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Fund’s proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on August 31, 2018, and its Annual Report on Form N-CSR for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Fund by contacting the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the proposed liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of liquidating distributions, including prior to the filing of a certificate of dissolution; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the amount of proceeds that might be realized from the sale or other disposition of the Fund’s primary asset, its Alibaba Shares; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by the Fund of expenses relating to the proposed liquidation and dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan, even after stockholder approval. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements will be discussed under the section “Risk Factors” in the definitive proxy statement that will be filed with the SEC in connection with the proposed liquidation and dissolution pursuant to the Plan, when it becomes available. Please carefully consider these factors, as well as other information contained in the definitive proxy statement, when it becomes available, and in our periodic reports and documents filed with the SEC. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.

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